Exhibit 99.1

Press Release

CONTACT:	Tricia Haugeto
Array BioPharma Inc.
(303) 386-1193
thaugeto@arraybiopharma.com

ARRAY BIOPHARMA ACHIEVES MILESTONE FOR DOSING MEK INHIBITOR, ARRY-704, IN PHASE 1 CLINICAL TRIAL

-Array Receives $2,000,000 Milestone Payment from AstraZeneca-

Boulder, Colo., (April 12, 2007) - AstraZeneca PLC dosed its first cancer patient in a Phase 1 clinical trial with our MEK inhibitor, ARRY-704 (AZD8330), triggering a  $2 million milestone payment from AstraZeneca to Array BioPharma Inc. (NASDAQ: ARRY).  In December 2003, Array partnered the oncology portion of its MEK program, including its lead compound, ARRY-886 (AZD6244), for co-development and commercialization with AstraZeneca.  The collaboration included research and development of additional clinical candidates, which resulted in the selection of  ARRY-704 in December 2005.

About ARRY-704

ARRY-704 is a potent, selective, orally active, MEK inhibitor that blocks signal transduction pathways implicated in cancer cell proliferation and survival. ARRY-704 has shown tumour suppressive activity in multiple preclinical models of human cancer including melanoma, pancreatic, colon, lung, and breast cancers.

About MEK Inhibition

MEK is a critical enzyme at the intersection of several biological pathways, which regulates cell proliferation and survival as part of the Ras/Raf/MEK/ERK pathway.  Activation of the Ras/Raf/MEK/ERK pathway has been implicated in many cancers, including lung, pancreatic, colon, melanoma and thyroid cancer. MEK inhibition is an attractive anti-cancer strategy as it has the potential to block inappropriate signal transduction regardless of the upstream position of the oncogenic aberration.

About Array BioPharma

Array BioPharma Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of targeted small molecule drugs to treat life threatening and debilitating diseases.  Our proprietary drug development pipeline is focused on the treatment of cancer and inflammatory disease and includes clinical candidates that are designed to regulate therapeutically important targets.  In addition, leading pharmaceutical and biotechnology companies collaborate with Array to discover and develop drug candidates across a broad range of therapeutic areas. For more information on Array, please go to www.arraybiopharma.com.

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About AstraZeneca

AstraZeneca is a major international healthcare business engaged in the research, development, manufacture and marketing of prescription pharmaceuticals and the supply of healthcare services.  It is one of the world’s leading pharmaceutical companies with healthcare sales of $23.95 billion and leading positions in sales of gastrointestinal, cardiovascular, neuroscience, respiratory, oncology and infection products.  AstraZeneca is listed in the Dow Jones Sustainability Index (Global) as well as the FTSE4Good Index. For further information please visit www.astrazenecapressoffice.com.

Array BioPharma Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties, including those discussed in our annual report filed on form 10-K for the year ended June 30, 2006, and in other reports filed by Array with the Securities and Exchange Commission. Because these statements reflect our current expectations concerning future events, our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to, our ability to continue to fund and successfully progress internal research efforts and to create effective, commercially viable drugs, our ability to achieve and maintain profitability, the extent to which the pharmaceutical and biotechnology industries are willing to in-license drug candidates for their product pipelines and to collaborate with and fund third parties on their drug discovery activities, our ability to out-license our proprietary candidates on favorable terms, risks associated with our dependence on our collaborators for the clinical development and commercialization of our out-licensed drug candidates, the ability of our collaborators and of Array to meet objectives tied to milestones and royalties, and our ability to attract and retain experienced scientists and management.  We are providing this information as of April 12, 2007. We undertake no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

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